RESIGNATION OF

The Director, and Chair

of

TOKEN COMMUNITIES LTD.

The following is a true copy of the Director and Chairman of the Board’s Resignation from the Corporation, held this 2nd day of April, 2019;

         WHEREAS the undersigned was appointed as Director, Chairman of the Board of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN these positions effective immediately. At the same time, he has been honored to have been offered, and ACCEPTED the position of VICE CHAIRMAN OF THE BOARD.

By affixing, his signature hereto, officially as his last corporate act in said positions, DOES HEREBY RESIGN from the positions of Chairman of the Board and Director. This Resignation is not the result of any dispute with management.

The Board shall choose a new Chairman of the Board at a time and place of its choosing.

DATED:  2nd April, 2019

_____________________

Steven Knight

TOKEN COMMUNITIES LTD.